UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
March 17, 2008
CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610

(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)
Registrant’s telephone number, including area code: (304) 598-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On March 17, 2008, Centra Bank, Inc. (the “Bank”), a wholly owned subsidiary of Centra Financial Holdings, Inc. (the “Registrant”), amended two agreements with Douglas J. Leech, President and Chief Executive Officer of the Bank. These amendments were considered by Centra and the Registrant to be clarifications of the previous agreements, rather than substantive changes.
     The first amendment was to the Employment Agreement between the Bank and Mr. Leech dated January 18, 2008, which was amended to:
•	Clarify that, on termination of employment (except for Just Cause or Voluntary Termination), the payments to Mr. Leech would be based on his base salary for the year of termination, plus an average of the total of all incentives and bonuses actually paid for the three calendar years preceding the termination event, unless the termination event occurs during 2008, in which event the three-year average of all incentives and bonuses paid shall include those paid in 2008;

•	Delete “personal dishonesty” from the definition of “Just Cause”, as duplicative of other provisions within the definition of “Just Cause”;

•	Provide that the determination of disability would be made by an independent physician selected by the Bank and Mr. Leech within 60 days of Mr. Leech’s physician stating that the employee is disabled. If the Bank and Mr. Leech cannot agree on an independent physician, the department or section chief for the particular discipline in question at the University of Pittsburgh Medical Center shall determine disability;

•	Provide that insurance which was previously to be transferred to Mr. Leech directly could be assigned to an irrevocable life insurance trust created by Mr. Leech;

•	Change the payment of current-year incentive payments to comply with Internal Revenue Service Revenue Ruling 2008-13, and

•	Correct typographic errors and make minor, non-substantive clarifications.

     The second agreement which was amended was the Supplemental Executive Retirement Plan Agreement between Mr. Leech and the Bank (the “SERP Agreement”). The SERP Agreement was amended to:
•	Clarify that “Current year compensation” shall include the bonus actually paid to Mr. Leech for the calendar year 2008 and that, for the definitions of “three-year average” and “five-year average”, in the event termination occurs during 2008, the bonus portion of Mr. Leech’s compensation for the year of termination shall be the bonus actually paid to Mr. Leech in the calendar year 2008 for purposes of the calculation of the five-year average; and

•	Clarify that the normal retirement benefit in the SERP would be offset only by the items listed in the agreement and not any other payment or benefit to Mr. Leech under any other plan.

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 21, 2008	Centra Financial Holdings, Inc.

	By	/s/ Douglas J. Leech

Douglas J. Leech, President and
Chief Executive Officer

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